Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2024, relating to the consolidated financial statements of SOS Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Audit Alliance LLP

Singapore

September 20, 2024